Exhibit 99.1

Spherion Corporation
ID: 36-3536544
Notice of Grant of Stock Options	2050 Spectrum Boulevard
and Option Agreement	Fort Lauderdale, FL 33309

(Name of Optionee)	Option Number:	0000####
(Address 1)	Plan:	2006
(Address 2)
(City, State Zip)
Effective [insert grant date], you have been granted a(n) Incentive Stock Option (or Non-Qualified Stock Option if applicable) to buy [insert number of shares] shares of Spherion Corporation (the “Company”) stock at [insert price] per share pursuant to the Spherion Corporation 2006 Stock Incentive Plan (the “Plan”).
The total option price of the shares granted is [insert total market value].
Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Plan which is made part of this Notice of Grant of Stock Options and Option Agreement. The Plan may be accessed via the Company’s intranet in the Knowledge Vault (Library\Knowledge Vault\Search the Vault\Search for: Stock Options). A written copy of the Plan will be provided upon request.

Spherion Corporation	Date

(Optionee’s Name)	Date
Date: (Date Printed)
Time: (Time Printed)